CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Variable Income Trust – Legg Mason Partners Variable Money Market Portfolio (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Legg Mason Partners Variable Income Trust — Legg Mason Partners Variable Money Market Portfolio	Chief Financial Officer Legg Mason Partners Variable Income Trust — Legg Mason Partners Variable Money Market Portfolio

/s/ R. Jay Gerken R. Jay Gerken	/s/ Frances M. Guggino Frances M. Guggino
Date: June 26, 2008	Date: June 26, 2008
     This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.